Exhibit 5.1

CONYERS DILL & PEARMAN
29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268
conyers.com

22 November 2023

Matter No.: 833157/109523854
(852) 2842 9588
Lilian.Woo@conyers.com

SU Group Holdings Limited

Unit 01–03, 3/F, Billion Trade Centre

31 Hung To Road, Kwun Tong

Kowloon, Hong Kong

Dear Sir/Madam,

Re:	SU Group Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of up to 1,437,500 ordinary shares of par value HK$0.01 each (the “Ordinary Shares”) (including the Ordinary Shares issuable upon the exercise by the underwriters of their over-allotment option) of the Company and certain underwriter’s warrants (“Warrants”) to purchase up to 71,875 Ordinary Shares (the “Warrant Shares”) .

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined (i) a copy of the Registration Statement, and (ii) a draft of the preliminary prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form.

We have also reviewed copies of:

1.1.	the memorandum of association and articles of association of the Company with an assistant secretary’s certificate dated 27 June 2023, each certified by the assistant secretary of the Company on 21 November 2023;

1.2.	the written resolutions of the directors of the Company dated 21 November 2023 and the minutes of an extraordinary general meeting of the members of the Company held on 21 November 2023 (collectively, the “Resolutions”);

1.3.	the amended and restated memorandum and articles of association of the Company adopted on 21 November 2023 to become effective immediately prior to the closing of the Company’s initial public offering of the Ordinary Shares (the “Listing M&As”);

1.4.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 22 November 2023 (the “Certificate Date”); and

such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	that the Listing M&As will be effective immediately prior to the closing of the Company’s initial public offering of Ordinary Shares;

2.6.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7.	that upon the issue of any Ordinary Shares to be sold by the Company or the Warrant Shares on exercise of the Warrants, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.8.	the validity and binding effect under the laws of the State of New York of the Warrants which are expressed to be governed by such laws in accordance with their terms;

2.9.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with the Commission; and

2.10.	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3.	QUALIFICATIONS

3.1	“Non-assessability” is not a legal concept under Cayman Islands law, but when we describe the Ordinary Shares herein as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Ordinary Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such Ordinary Shares and no member shall be bound by an alteration in the constitutional documents of the Company after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Ordinary Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

3.2	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2.	The authorised share capital of the Company is HK$7,500,000 divided into 750,000,000 shares of a par value of HK$0.01 each.

4.3.	The issue of the Ordinary Shares has been duly authorised and, when issued and paid for as contemplated by the Resolutions and the Registration Statement and registered in the register of members of the Company, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such Ordinary Shares.

4.4.	When issued and paid for as contemplated by the Registration Statement and on the terms of the Warrants and registered in the register of members of the Company, the Warrant Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such Ordinary Shares).

4.5.	The statements under the caption “Risk Factors”, “Enforceability of Civil Liabilities”, and” Taxation — Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation – Cayman Islands Taxation” and “Legal Matters” in the Prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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